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                          EXHIBIT 23(a)

                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Shoreline Financial Corporation on Form S-3, including the Prospectus for the Shoreline Financial Corporation Dividend Reinvestment Plan, of our report dated February 14, 1997 on the consolidated financial statements of Shoreline Financial Corporation, which report appears on page 37 of Shoreline Financial Corporation's Annual Report to Shareholders for the year ended December 31, 1996.


                                   /s/Crowe, Chizek and Company LLP

                                   Crowe, Chizek and Company LLP

South Bend, Indiana
November 24, 1997